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                                                                    EXHIBIT 99.1

                                                   CONTACT:   Investor Relations
                                                         Telephone: 808/242-6833

FOR IMMEDIATE RELEASE
November 30, 1998


C. BREWER HOMES, INC. ANNOUNCES NAME CHANGE AND DELISTING FROM NASDAQ

     Wailuku, Hawaii - C. Brewer Homes, Inc. announced that at its Annual Stockholders Meeting the Company's stockholders approved the filing of an amendment to its Certificate of Incorporation to change the Company's name to Hawaii Land & Farming Company, Inc. The Company filed this amendment today, and the name change has taken effect. In connection with the name change, the Company has applied to change its stock market symbol to HLCO. This should take effect this week. The Company's Board of Directors proposed the name change to reflect the change in the Company's business focus from home-building to land development and sales. The name change should also eliminate confusion between the Company and C. Brewer and Company, Limited which was its former parent company prior to the Company's initial public offering in 1993.

     The Company also announced today it anticipates that its shares of Class A Common Stock is likely to be delisted from the Nasdaq National Market some time this week. The Company's total market value was too small to continue on the Nasdaq National Market. Recently the Nasdaq National Market's holding company announced a merger with the American Stock Exchange to form a combined stock market which will challenge the NYSE. The Company also anticipates that its Class A Common Stock will commence trading on the OTC Bulletin Board upon the delisting by Nadsaq. Prospective purchasers or sellers of the Company's Class A Common Stock should contact their stockbrokers for more information regarding trading of Class A Shares.

     This press release contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could cause actual results to differ materially. The Company files from time to time with the Securities and Exchange Commission documents, such as Form 10-K, Form 10-Q and Form 8-K reports, which contain a description of certain factors that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.

     Hawaii Land & Farming Company, Inc. is a land developer with operations on the islands of Maui, Kauai, and Hawaii.

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